As filed with the Securities and Exchange Commission on January 30, 2001
                                                      Registration No. 333-51462
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
           DELAWARE                         6035                 13-2670991
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)
                          777 Mariners Island Boulevard
                        San Mateo, California 94404-1585
                                 (650) 312-2000
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrants' principal executive office)
                             Leslie M. Kratter, Esq.
                       Senior Vice President and Secretary
                          777 Mariners Island Boulevard
                        San Mateo, California 94404-1585
                                 (650) 312-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                    Please send copies of communications to:
                             Jeremy W. Dickens, Esq.
                             Jeffrey E. Tabak, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS                   AMOUNT TO BE            OFFERING PRICE PER     AGGREGATE OFFERING PRICE    REGISTRATION
OF SECURITIES TO BE REGISTERED        REGISTERED(1)              SECURITY (2)                 (2)(3)               FEE (4)
------------------------------------- -------------------- ------------------------- -------------------------- ---------------
Common Stock, par value $0.10  per
     share
Debt Securities
------------------------------------- -------------------- ------------------------- -------------------------- ---------------
Total                                 $300,000,000                   100%                  $300,000,000         $75,000
===================================== ==================== ========================= ========================== ===============

(1) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, separately or as units in combination with other securities registered hereunder, with an aggregate public offering price not to exceed $300,000,000 or the equivalent thereof in one or more currencies.
(2) Estimated previously solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

NY2:\982142\13\L1TQ13!.DOC\46360.0043

(3) Separate consideration may not be received for registered securities that are issued upon exercise, conversion or exchange of other securities.
(4)      Previously paid.
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 Subject to Completion. Dated January 30, 2001.


                                  $300,000,000

                            FRANKLIN RESOURCES, INC.

                                 Debt Securities
                                  Common Stock

                                   ----------

         We may offer debt securities and shares of our common stock from time to time. Our common stock is traded on the New York Stock Exchange and Pacific Stock Exchange under the symbol "BEN" and on the London Stock Exchange under the symbol "FRK." Unless we state otherwise in a prospectus supplement, we will not list any other of these securities or any securities on a securities exchange.

         We urge you to read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         Investing in our securities involves risks. We will provide specific risk factors relating to these securities in the applicable prospectus supplement.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                            Prospectus dated , 2001.

                                TABLE OF CONTENTS

                                             Page                                                   Page
                                             ----                                                   ----

ABOUT THIS PROSPECTUS.........................2           DESCRIPTION OF SECURITIES..................4
INCORPORATION OF DOCUMENTS BY REFERENCE.......2           DESCRIPTION OF CAPITAL STOCK...............4
FRANKLIN RESOURCES, INC.......................3           DESCRIPTION OF DEBT SECURITIES.............5
RISK FACTORS..................................3           PLAN OF DISTRIBUTION......................13
FORWARD LOOKING INFORMATION...................3           LEGAL MATTERS.............................14
USE OF PROCEEDS...............................4           EXPERTS...................................14
RATIO OF EARNINGS TO FIXED CHARGES............4           WHERE YOU CAN FIND MORE INFORMATION.......14



         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DOES THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE COVER PAGE. WHEN WE DELIVER THIS PROSPECTUS OR MAKE A SALE PURSUANT TO THIS PROSPECTUS, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

         Whenever we refer to the "Franklin Resources" or to "us," or use the terms "we" or "our" in this prospectus, we are referring to Franklin Resources, Inc., a Delaware corporation, and its consolidated subsidiaries. However, for purposes of the section entitled "Description of Capital Stock," whenever we refer to the "Franklin Resources" or to "us," or use the terms "we" or "our," we are referring only to Franklin Resources, Inc. and not to any of its subsidiaries.

                                ----------------

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $300 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to incorporate by reference the information we file with it. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

         o Annual Report on Form 10-K for the year ended September 30, 2000;

         o        Current Reports on Form 8-K dated January 22 and January 25,
                  2001;

         o description of our common stock contained in our registration statement on Form 8-A (File No. 1-9318) on November 6, 1986, including any amendment or report filed for the purpose of updating that description; and

         o        all documents filed by us with the Commission pursuant to
                  Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock pursuant to this prospectus.


         You may request a copy of these filings at no cost by writing to our Corporate Secretary at Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, California 94404-1585, or telephoning us at (650) 312-2000.

                            FRANKLIN RESOURCES, INC.

         We are a global diversified financial services holding company that manages mutual funds and other investment vehicles for individuals, institutions, pension plans, trusts, partnerships and other clients in approximately 135 countries. We offer a wide range of sponsored investment products under the Franklin, Templeton and Mutual Series brand names, serviced and supported by employees in more than 25 countries. We provide a range of investment advisory and related services on a global basis to our investment funds, designed to meet the wide variety of our clients' investment needs. To complement our core business, we also offer a range of consumer lending and selected retail banking services.

         We were organized in Delaware in November 1969. Our executive offices are located at 777 Mariners Island Boulevard, San Mateo, California 94404-1585 and our telephone number is (650) 312-2000.


                                  RISK FACTORS

         The prospectus supplement applicable to each offering of our securities will contain a discussion of risks applicable to an investment in Franklin Resources. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.


                           FORWARD-LOOKING INFORMATION

         This prospectus and the documents that we incorporate by reference contain certain statements that are, or may be considered to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. We generally indicate these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," "foresee" and similar words or phrases. These statements discuss, among other things, expected growth, domestic and international development and expansion strategy, and future performance. All of these forward-looking statements are subject to risks, uncertainties and assumptions, which we describe under the caption "Risk Factors" or in the documents we incorporate by reference. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this prospectus or the relevant incorporated document are made only as of the date of this prospectus or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

                                 USE OF PROCEEDS

         Unless specified otherwise in the applicable prospectus supplement, we will use the proceeds of any securities sold under this prospectus for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows our ratio of earnings to fixed charges for the three months ended December 31, 1999 and 2000 and for each of the five most recent fiscal years.

                                             FISCAL YEAR ENDED                                     THREE MONTHS ENDED
                                             -----------------                                     ------------------
                                               SEPTEMBER 30,                                           DECEMBER 31,
                                               ------------                                            -----------
                                1996         1997          1998         1999       2000           1999             2000
                                ----         ----          ----         ----       ----           ----             ----
Ratio of Earnings to            11.1         12.0          13.8         14.2       17.6           18.1             19.9
Fixed Charges

         In computing the ratio, earnings consist of pre-tax income from continuing operations, excluding losses of unconsolidated affiliates, plus fixed charges. Fixed charges represent total interest charges, a portion of operating rentals representative of the interest factor, and amortization of debt discount and expense.

                            DESCRIPTION OF SECURITIES

         This prospectus contains a summary of the common stock and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

         Any of the securities described herein and in a prospectus supplement may be issued separately or as part of a unit consisting of two or more securities, which may or may not be separable from one another.

                           DESCRIPTION OF COMMON STOCK

         The following summary description of provisions of our certificate of incorporation is qualified in its entirety by reference to the Delaware General Corporation Law and our certificate of incorporation, as amended, which is incorporated by reference herein.

         Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series from time to time by resolution of our board of directors. Our common stock is listed on the New York Stock Exchange, the Pacific Exchange, Inc. and the London Stock Exchange.

         Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of any other class or series of our preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

         Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as our board of directors may provide in the future with respect to any class or series of our preferred stock that it may authorize in the future. Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.

         Our board of directors has the authority to issue shares of preferred stock by resolution in one or more series of equal rank with such different series, designations, preferences and other relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including the number of shares in each series, preferences upon liquidation or dissolution, dividend and conversion rights and rates, and redemption provisions of the shares constituting any class or series, without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both.

                         DESCRIPTION OF DEBT SECURITIES

         The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

         Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture, also referred to as the "senior trustee." Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture, also referred to as the "subordinated trustee." As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

GENERAL

         Each prospectus supplement will describe the following terms relating to a series of debt securities:

         o the title and aggregate principal amount of the debt securities;

         o whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

         o        any limit on the amount of debt securities that may be issued;

         o whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book entry securities;

         o        the maturity date(s) of the debt securities;

         o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record dates for interest payment dates or the method for determining the record date(s);

         o the place(s) where payments with respect to the debt securities will be payable;

         o our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

         o the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

         o the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

         o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof;

         o any mandatory or optional sinking fund or similar provisions respecting the debt securities;

         o the currency or currency units in which payment of the principal of, premium, if any, and interest on the debt securities will be payable;

         o whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

         o the terms pursuant to which the debt securities are subject to defeasance and satisfaction and discharge;

         o any addition to, or modification or deletion of, any event of default or any covenant specified in the applicable indenture with respect to the debt securities;

         o the terms and conditions, if any, pursuant to which the debt securities are secured; and

         o        any other terms of the debt securities.

         The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero coupon debt security, which:

         o is issued at a price lower than the amount payable upon its stated maturity; and

         o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, will become due and payable.

         United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

         Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.

CONVERSION OR EXCHANGE RIGHTS

         The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other of our securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or of our other securities to be received by the holders of such series of debt securities would be subject to adjustment.

GUARANTEES

         Any senior or subordinated debt securities may be guaranteed by one or more of our direct and indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates.

CONSOLIDATION, MERGER OR SALE

         Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

         The following are events of default under the indentures with respect to any series of debt securities issued:

         o failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

         o failure to pay the principal or premium of the debt securities, if any, when due;

         o failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

         o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

         o if the debt securities are convertible into shares of our common stock or other of our securities, failure by us to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of our common stock or other of our securities; and

         o particular events of bankruptcy, insolvency, or reorganization.

         The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

         If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the debt trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver will cure such default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

         o it is not in conflict with any law or the applicable indenture;

         o the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

         o subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

         o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

         o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt trustee to institute such proceedings as trustee; and

         o the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer.

         These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

         We will periodically file statements with the debt trustee regarding its compliance with all of the conditions and covenants in the indentures.

MODIFICATION OF INDENTURE

         We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

         o to cure any ambiguity, omission, defect, or inconsistency in such indenture;

         o to provide for the assumption by a successor person of our obligations under such indenture;

         o to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of an indenture or to secure debt securities;

         o to add to the covenants for the benefit of holders of debt securities or to surrender any right or power conferred upon us;

         o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; or

         o to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

         In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

         o        change the fixed maturity of such series of debt securities;

         o reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

         o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

         o a change in the currency in which any debt security or any premium or interest is payable;

         o impair the right to enforce any payment on or with respect to any debt security;

         o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

         o in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

         o if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

         o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

         o reduce the requirements contained in the applicable indenture for quorum or voting;

         o change any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

         o        modify any of the above provisions.

FORM, EXCHANGE, AND TRANSFER

         The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository we name and identify in a prospectus supplement with respect to such series.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If the debt securities of any series are to be redeemed, we will not be required to:

         o issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

         o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

INFORMATION CONCERNING THE DEBT TRUSTEE

         The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

         Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Unless noted otherwise in a prospectus supplement, any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. Additionally, unless noted otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

                              PLAN OF DISTRIBUTION

         We may sell common stock or any series of debt securities being offered hereby in one or more of the following ways at various times:

         o to underwriters for resale to the public or to institutional investors;

         o        directly to institutional investors; or

         o        through agents to the public or to institutional investors.

         The prospectus supplements will detail the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such securities may be listed.

         If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

         Unless otherwise detailed in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to specific conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

         Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

         Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

                                  LEGAL MATTERS

         Legal matters relating to the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP.

                                     EXPERTS

         Our financial statements as of September 30, 2000 and 1999 and for each of the years in the three-year period ended September 30, 2000, included in our Annual Report on Form 10-K for the year ended September 30, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference room. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed with the Commission a registration statement and related exhibits on Form S-3 under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses that we expect to incur in connection with the issuance and distribution of the securities described in this Registration Statement, other than the underwriting discount. All amounts, except the SEC registration fees, are estimated.

                 SEC registration fee..................            $75,000
                 Legal fees and expenses...............             50,000
                 Accounting fees and expenses..........              5,000
                 Miscellaneous.........................              5,000
                        Total                                     $135,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

         Section 102(b)(7) of the DGCL permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the DGCL (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

         The above provisions of the DGCL are non-exclusive.

         In addition to the above described provisions, the Company's certificate of incorporation relieves its directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the DGCL.

         The Company's by-laws provide that directors, officers, employees and agents who have been successful on the merits or otherwise in a civil or criminal action referred to in Section 145(a) or 145(b) of the DGCL shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

         It is the Company's policy to enter into indemnification agreements ("Indemnification Agreements") with its directors, some of whom are also executive officers ("Indemnified Persons"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law," and the prompt advancing of attorneys' fees and all other costs, expenses and obligations paid or incurred by the Indemnified Person in connection with a Claim.

         A "Claim" consists of participation in any threatened, pending or completed action, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, and must be related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company in such a capacity for another entity.

         Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from third parties.

         However, the Indemnification Agreements prohibit such indemnification
(i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company unless the Company has joined in or consented to the Claim or (ii) if the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the Indemnified Person agrees to reimburse the Company for all amounts that the Company has advanced to the Indemnified Person in respect of such indemnification.

         The Indemnification Agreements also provide that if there is a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Agreement. Additionally, the Indemnification Agreements provide that if there is a potential change in control, the Company will, upon written request of the Indemnified Person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

         The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.

         The Commission has taken the position that although indemnification by a registrant for liabilities arising under the Securities Act may be provided as described above, such indemnification is unenforceable because it is against public policy as expressed in the Securities Act. Therefore, if a director, officer or controlling person asserts such a claim for indemnification, the Company will, unless in the opinion of counsel for the Company the question has previously been decided by controlling legal precedent, ask a court of competent jurisdiction to determine whether such indemnification by it is unenforceable as being against public policy as expressed in the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.       Exhibit Description
-----------       -------------------

3.1 Certificate of Incorporation, as filed November 28, 1969 (incorporated by reference to Exhibit (3)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

3.2 Certificate of Amendment of the Certificate of Incorporation, as filed March 1, 1985 (incorporated by reference to Exhibit
                  (3)(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

3.3 Certificate of Amendment of the Certificate of Incorporation, as filed April 1, 1987 (incorporated by reference to Exhibit
                  (3)(iii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

3.4 Certificate of Amendment of the Certificate of Incorporation, as filed February 2, 1994 (incorporated by reference to Exhibit (3)(iii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

3.5               Amended and Restated By-laws (incorporated by reference to
                  Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000)

4.1**             Specimen Common Stock Certificate

4.2**             Form of Senior Indenture.

4.3**             Form of Subordinated Indenture.

5.1** Opinion of Weil, Gotshal & Manges LLP as to the legality of the shares being registered.

Exhibit No.       Exhibit Description
-----------       -------------------

12.1* Statement regarding calculation of ratio of earnings to fixed charge.

23.1*             Consent of PricewaterhouseCoopers LLP

23.2** Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto).

24.1              Power of Attorney (included on page II-5).

         -----------------
         * Filed herewith
         **To be provided by amendment.



ITEM 17. UNDERTAKINGS.

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on this 30th day of January, 2001.

                                    FRANKLIN RESOURCES, INC.


                                    By:
                                       ----------------------------------
                                       Charles B. Johnson,
                                       Chairman, Chief Executive Officer and
                                       Member - Office of the Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 30, 2001 in the capacities indicated.


SIGNATURE                            CAPACITY                                   DATE
---------                            --------                                   ----

                                     Chairman, Chief Executive Officer,         January 30, 2001
-------------------------------      Member - Office of the Chairman, and
     Charles B. Johnson              Director

                                     Vice Chairman and Member - Office of the   January 30, 2001
-------------------------------      Chairman, and Director
     Harmon E. Burns



/s/  Martin L. Flanagan              President, Member - Office of the          January 30, 2001
-------------------------------      President, and Chief Financial Officer
     Martin L. Flanagan

                                     President, and Member - Office of the      January 30, 2001
-------------------------------      President
     Allen J. Gula, Jr.

                                     President, Member - Office of the          January 30, 2001
-------------------------------      President, and Director
     Gregory E. Johnson

                                     Vice Chairman, Member - Office of the      January 30, 2001
-------------------------------      Chairman, and Director
     Rupert H. Johnson, Jr.

/s/  Leslie M. Kratter               Attorney-in-Fact                           January 30, 2001
-------------------------------
     Leslie M. Kratter

                                     Director                                   January 30, 2001
-------------------------------
     Harry O. Kline

                                     Director                                   January 30, 2001
-------------------------------
     James A. McCarthy

                                     Director                                   January 30, 2001
-------------------------------
     Peter M. Sacerdote

                                     Vice President-Finance, Chief Accounting   January 30, 2001
-------------------------------      Officer and Treasurer
     Charles R. Sims

-------------------------------
     Louis E. Woodworth              Director                                   January 30, 2001


EXHIBIT INDEX

Exhibit No.         Exhibit Description
-----------         -------------------

12.1 Statement regarding calculation of ratio of earnings to fixed charges

23.1                Consent of PricewaterhouseCoopers LLP.